Exhibit 4.2

FORM OF STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is by and among the undersigned purchaser (the “Standby Purchaser “) and Sussex Bancorp (the “Company”).

WHEREAS, the Company proposes to distribute, at no charge, to each holder of record of shares of common stock, no par value, of the Company (the “Common Stock”) on a record date to be set by the Board of Directors of the Company (the “Record Date”) non-transferable rights to subscribe for and purchase additional shares of Common Stock (the “Rights Offering”); and

WHEREAS, in the Rights Offering, the Company’s shareholders of record as of the Record Date will receive one subscription right for each share of Common Stock held as of the Record Date, with each subscription right entitling the holder to purchase 0.35 share of Common Stock (the “Basic Subscription Right”) at a price of $ per share (the “Subscription Price”); and

WHEREAS, each holder of a subscription right who exercises in full its Basic Subscription Right in the Rights Offering will be entitled to subscribe for additional shares of Common Stock to the extent they are available, at the Subscription Price (the “Over-Subscription Privilege”); and

WHEREAS, in order to facilitate the Rights Offering, the Company is offering (the “Standby Offering”) to selected accredited investors (collectively, the “Standby Purchasers”) the opportunity to purchase at the Subscription Price, subject to the terms and conditions of this Agreement, any shares of Common Stock not subscribed for pursuant to the exercise of Basic Subscription Rights or subscribed for pursuant to the Over-Subscription Privilege in the Rights Offering (the “Unsubscribed Shares”); and

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                    Standby Purchase Commitment.

(a)          Standby Purchase Commitment. If and to the extent there are Unsubscribed Shares following the expiration of the Rights Offering, the Standby Purchaser hereby agrees to purchase from the Company shares of Common Stock at the Subscription Price for a total up to the dollar amount indicated on the signature page hereto (the “Commitment Amount”), subject to reduction in accordance with Section 1(d) of this Agreement and the Company’s right to withdraw or terminate the Rights Offering or the Standby Offering in accordance with Section 1(g) of this Agreement.

(b)          Payment. Payment shall be made to the Company by the Standby Purchaser, on the Closing Date, against delivery of the Common Stock purchased by the Standby Purchaser, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.

(c)          Acceptance by the Company. The Company in its sole discretion may accept all or any portion of the Commitment Amount set forth on the signature page hereto and shall have no obligation to accept commitments in the order received. The Company shall be deemed to have accepted the Commitment Amount upon the execution of this Agreement by the Company’s authorized representative on the signature page hereto, and the return of this Agreement, as fully executed, or a copy thereof, to the Standby Purchaser. Any commitment that is rejected by the Company will be marked “Void” and returned along with any unnegotiated check or the cash proceeds from a negotiated check, without interest or other income, promptly thereafter. Nothing in this subsection shall limit the Company’s ability, in its sole discretion, to allocate the Unsubscribed Shares among the Standby Purchasers in the Standby Offering in accordance with Section 1(d) of this Agreement or withdraw or terminate the Rights Offering or the Standby Offering in accordance with Section 1(g) of this Agreement.

(d)          Allocation of Unsubscribed Shares. Promptly following the expiration of the Rights Offering, the Company will determine the amount of Unsubscribed Shares. The Company, in its sole discretion, may allocate the Unsubscribed Shares among the Standby Purchasers in the Standby Offering. Upon the Company’s determination of the allocation of the Common Stock to each Standby Purchaser, the Company promptly will notify the Standby Purchaser in writing of the number of shares of Common Stock to be purchased by such Standby Purchaser (the “Allocated Shares”), the value of which may be less than the Commitment Amount.

(e)          Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Allocated Shares (the “Closing”) shall take place at the offices of Hogan Lovells US LLP at 10:00 a.m., Eastern Time, on a date no later than five (5) business days after the completion of the Rights Offering, or such other place, time or date as may be determined by the Company in its sole discretion (the “Closing Date”).

(f)          Regulatory Limitations. The Standby Purchaser will not be permitted, individually or acting in concert, to acquire greater than 9.9% of the Company’s outstanding shares of Common Stock, after giving effect to the Rights Offering and Standby Offering (the “Regulatory Limit”), if (i) the Company has not approved such purchase and (ii) in the Company’s opinion, the Standby Purchaser is required to give prior notice to, obtain prior clearance or approval from or make any commitment to any state or federal bank regulatory authority to own or control such shares and such notice, clearance, approval or expiration of such waiting period has not been obtained prior to the Closing Date. In that event, the Company in its sole discretion may (i) reduce the Allocated Shares or (ii) conduct one or more additional Closings with respect to the amount of the Allocated Shares in excess of such Regulatory Limit at such time that, in the Company’s opinion, all regulatory requirements have been satisfied.

(g)         Withdrawal and Termination. At any time prior to the Closing Date, the Company may in its sole discretion withdraw or terminate the Rights Offering or the Standby Offering.

Section 2.               Representations and Warranties of the Company. The Company represents and warrants to the Standby Purchaser as follows:

(a)       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its business as now conducted.

(b)         This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)          The Company has not failed to disclose any material agreement or circumstance that, if disclosed, would reasonably be expected to have a material effect on the Standby Purchaser’s decision to enter into this Agreement, or that would or will have a material adverse effect on the Standby Purchaser’s ownership interest in the Company pursuant to the Common Stock, or that would reasonably be expected to otherwise have a material adverse effect on the rights and interests of the Standby Purchaser in the Company pursuant to the terms of this Agreement and its ownership of any Unsubscribed Shares.

(d)          The Allocated Shares will be duly authorized and, when issued and paid for pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, and privileges specified in the articles of incorporation of the Company.

(e)          The Company prior to closing shall have obtained all state and federal regulatory approvals necessary for the Rights Offering, the Standby Offering and all transactions related thereto.

(f)          The Company’s Board of Directors have approved this Agreement and the transactions contemplated by this Agreement to the extent required by the laws, regulations and policies of the State of New Jersey and the Nasdaq Capital Market, and such laws, regulations and policies do not require that the Company’s shareholders approve the Agreement and the transactions contemplated by the Agreement.

Section 3.          Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company as follows:

(a)          The Standby Purchaser is an “Accredited Investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, and the Accredited Investor Questionnaire (the “Questionnaire”) attached as Exhibit A of this Agreement that the Standby Purchaser has completed and all of the statements, answers and information thereon are true and correct as of the date hereof and will be true and correct as of the Closing Date.

(b)          The Standby Purchaser is purchasing the Unsubscribed Shares for the Standby Purchaser’s own account, for investment purposes only and not with a present intention of entering into or making any subsequent sale, assignment, conveyance, pledge, hypothecation or other transfer thereof.

(c)          The Standby Purchaser has no need for liquidity in the Standby Purchaser’s investment in the Unsubscribed Shares and understands that there are restrictions on the subsequent resale or other transfer of the Subscribed Shares.

(d)          The Standby Purchaser is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is undertaking to purchase; it is fully aware of the problems and risks involved in making an investment of this type; and it is capable of evaluating the merits and risks of this investment.

(e)          The Standby Purchaser acknowledges that, prior to executing this Agreement, it has been given access to all books of account, records and other documents concerning the Company, the Common Stock and the terms and conditions of the Standby Offering and the Rights Offering. In addition, the Standby Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company and Sussex Bank, a wholly owned subsidiary of the Company (the “Bank”), about the Company, the Bank, the Common Stock, the terms and conditions of the Standby Offering and the Rights Offering and any additional information deemed necessary by the Standby Purchaser to verify the accuracy and adequacy of the written information provided to the Standby Purchaser by the Company. All questions have been answered to the full satisfaction of the Standby Purchaser.

(f)          The Standby Purchaser understands and acknowledges that the Unsubscribed Shares have not been registered under the Securities Act, under comparable federal banking regulations, if applicable, or under the securities laws of any state, but have been offered and sold pursuant to and in reliance upon exemptions from registration thereunder.

(g)          The Standby Purchaser understands that the Unsubscribed Shares purchased by the Standby Purchaser are deemed “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by a holder thereof except pursuant to Rule 144 or pursuant to an effective registration statement registering the Unsubscribed Shares under the Securities Act. Further, the following legends (or similar language) shall be placed on such certificate(s) representing the shares of Common Stock:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

(h)          The Standby Purchaser hereby acknowledges and agrees that the Company may decline to issue Common Stock to the Standby Purchaser hereunder if, in the opinion of the Company, the Standby Purchaser is required to obtain prior clearance or approval of such purchase from any state or federal bank regulatory authority and if such approval or clearance has not been obtained or if satisfactory evidence thereof has not been presented to the Company prior to the expiration of the Standby Offering.

(i)          If the Standby Purchaser is:

(i)          an individual, he or she has full power and authority to perform his or her obligations under this Agreement;

(ii)         a corporation, the Standby Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to perform its obligations under this Agreement;

(iii)        a trust, the Trustee has been duly appointed as trustee of the Standby Purchaser with full power and authority to act on behalf of the Standby Purchaser and to perform the obligations of the Standby Purchaser under this Agreement; or

(iv)        a partnership or limited liability company, the Standby Purchaser is a partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority to perform its obligations under this Agreement.

(j)           This Agreement has been duly and validly executed and delivered by such Standby Purchaser and constitutes a binding obligation of the Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(k)          The Standby Purchaser is not insolvent and has sufficient cash funds on hand to purchase the Unsubscribed Shares on the terms and conditions contained in this Agreement and will have such funds on the Closing Date. The Standby Purchaser has simultaneously with the execution and delivery of this Agreement or prior thereto provided the Company with evidence or substantiated that such Standby Purchaser has the financial means to satisfy its financial obligations under this Agreement and the foregoing evidence and substantiation is a true and accurate representation of such means.

(l)          No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required with respect to the Standby Purchaser in order for the Standby Purchaser to enter into this Agreement or purchase the Unsubscribed Shares.

Section 4.              Deliveries at Closing.

(a)          At the Closing, the Company shall deliver to the Standby Purchaser a certificate or certificates representing the Allocated Shares issued to the Standby Purchaser pursuant to Section 1 hereof.

(b)          At the Closing, the Standby Purchaser shall deliver to the Company payment in an amount equal to the Subscription Price multiplied by the number of shares of Common Stock purchased by the Standby Purchaser.

Section 5.              Covenants.

(a)          The Company agrees and covenants with the Standby Purchaser, between the date hereof and the Closing Date, to use commercially reasonable efforts to effectuate the Rights Offering.

(b)          The Standby Purchaser agrees to furnish to the Company all information with respect to the Standby Purchaser that the Company may reasonably request and any such information furnished to the Company expressly for inclusion in the Prospectus by the Standby Purchaser shall not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          If the Company or the Standby Purchaser determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Standby Purchaser shall use commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.

Section 6.              Conditions to Closing.

(a)          The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)          the Rights Offering shall have been consummated;

(ii)         no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Standby Offering or the material transactions contemplated by this Agreement; and

(iii)        all required approvals and consents that are required in connection with the consummation of the transactions contemplated by this Agreement shall have been duly obtained and shall be effective.

(b)          The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)          the representations and warranties of the Company in Section 2 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date and the Company shall have performed all of its obligations hereunder; and

(ii)         there shall has been no material adverse change to the financial condition, business, prospects, assets, properties, or operations of the Company or the Bank since the date of this Agreement.

(c)          The obligations of the Company to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)          the representations and warranties of the Standby Purchaser in Section 3 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made as of such date and the Standby Purchaser shall have performed all of its obligations hereunder; and

(ii)         the Allocated Shares of shares to be purchased by the Standby Purchaser, individually or acting in concert, shall not exceed the Regulatory Limit, unless all required regulatory notices, clearance, approval and the expiration of any applicable waiting period have been obtained.

Section 7.              Survival. The representations and warranties of the Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 8.              Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Sussex Bancorp

200 Munsonhurst Rd. (Rt. 517)

Franklin, NJ 07416-0353

Attention: Steven Fusco

Facsimile: (973) 827-0189

Email: sfusco@sussexbank.com

With a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, DC 20004

Attention: Richard A. Schaberg

Fax: (202) 637-5910

If to the Standby Purchaser, as provided on the signature page hereto.

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 9.

Section 9.            Confidentiality Agreement; Entire Agreement. Except as specifically set forth herein, the Company and the Standby Purchaser mutually agree to be bound by the terms of the confidentiality agreement (the “Confidentiality Agreement”) previously executed by the Company and the Standby Purchaser, which Confidentiality Agreement is hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Confidentiality Agreement. The Company and the Standby Purchaser agree that such Confidentiality Agreement shall continue in accordance with their respective terms, notwithstanding the execution or termination of this Agreement. The Confidentiality Agreement and this Agreement embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the Confidentiality Agreement, with respect to the Standby Offering. Other than with respect to matters set forth or referred to in the Confidentiality Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 10.            Indemnification. To the fullest extent permitted by law, the Standby Purchaser hereby agrees to indemnify and hold harmless the Company, its affiliates, and their respective directors, officers and authorized agents from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of any breach of any representation, warranty, covenant or undertaking made by or on behalf of the Standby Purchaser in the Confidentiality Agreement or this Agreement.

Section 11.            Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 12.            Modification. This Agreement may be modified or amended only with the written consent of the Company and the Standby Purchaser.

Section 13.            Severability. If any provision of this Agreement shall be invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby.

Section 14.            Miscellaneous.

(a)            Notwithstanding any term to the contrary herein, no person other than the Company or the Standby Purchaser shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b)            The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Standby Purchaser has executed this Agreement on the ____ day of                  , 2013.

FOR COMPLETION BY ALL STANDBY PURCHASERS:

Subscriber’s Commitment Amount: $____________.

Mailing Address for Formal Notice:	Other Address (home, business or main office):

Attention:	Attention:
Phone No.:	Phone No.:
Fax No:	Fax No:
Email:	Email:

FOR COMPLETION BY STANDBY PURCHASERS WHO ARE NATURAL PERSONS:

Standby Purchaser’s Name: ___________________________________

                                                        (print or type)

Standby Purchaser’s Signature: ________________________________

FOR COMPLETION BY SUBSCRIBERS WHO ARE NOT NATURAL PERSONS:

(i.e., corporations, partnerships, limited liability companies, trusts or other entities)

Subscriber’s Name:
(print or type)

By:
(signature of authorized representative)

Its:
(name and title of authorized representative)

ACCEPTED:

SUSSEX BANCORP

By:
Name:	Steven M. Fusco
Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

This Accredited Investor Questionnaire is to be completed by persons interested in purchasing shares (the “Securities”) of common stock, no par value per share (the “Common Stock”) of Sussex Bancorp (the “Company”). The following information is needed in order to ensure compliance with the requirements of the private placement exemptions from federal and state securities registration provisions and to determine whether the undersigned is an “accredited investor” within the meaning of Rule 501 of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned understands that the information contained herein will be relied upon by the Company and its counsel for purposes of such determination.

The undersigned hereby represents and warrants that he, she or it is an “accredited investor,” within the meaning of Rule 501(a) of Regulation D, based upon the fact that he, she or it meets at least one of the following requirements (check all that apply):

SECTION I: INDIVIDUALS

1.	I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000. 1/

Yes  ☐  No  ☐  (Please check either yes or no).

2.	I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year. 2/

Yes  ☐  No  ☐  (Please check either yes or no).

3.	I am a natural person who had joint income with my spouse exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.

Yes  ☐  No  ☐  (Please check either yes or no).

4.	I am a director, executive officer or general partner of the Company, or a director, executive officer or general partner of a general partner of the Company. 3/

Yes  ☐  No  ☐  (Please check either yes or no).

1/        For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person's primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Securities.

2/        For purposes of this item, “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

3/        For purposes of this item, executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.

5.	I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investing in the Securities.

Yes  ☐  No  ☐  (Please check either yes or no).

6.	In addition, please provide the following information:

a.	Your name:

b.	The state in which you currently reside:

c.	Social Security Number:

SECTION II: ENTITIES AND TRUSTS

7.	I am an institutional investor of one or more of the following types. Please check the appropriate description which applies to you.

A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in an individual or fiduciary capacity.

A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

An insurance company as defined in Section 2(13) of the Act.

An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

A business development company as defined in Section 2(a)(48) of the 1940 Act.

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000.

An employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974 (“ERISA”), and either (i) the investment decision with respect to this subscription is to be made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, an insurance company, or a registered investment adviser, or (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) if a self-directed plan, investment decisions are made solely by “accredited investors” within the meaning of U.S. federal securities laws.

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

A corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5,000,000.

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, which acquisition is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act.

A trust, which has total assets equal to or less than $5,000,000 and my investment decisions are made by a “bank” or “savings and loan association,” as defined in the Securities Act, acting in a fiduciary capacity as trustee thereunder.

A revocable trust, which may be amended or revoked at any time by the grantors thereof, and all of the grantors are “accredited investors” as described herein.

An entity not formed for the specific purpose of acquiring the Securities and has total assets of at least $5,000,000.

An entity (other than trust) in which all of the equity owners are “accredited investors,” as that term is defined in Rule 501(a) under Regulation D of the Securities Act, and as described in this questionnaire. The Company may, in its sole discretion, request information regarding the basis on which such equity owners are accredited.

8.	In addition, please provide the following information:

a.	Name of Entity:

b.	State of Formation:

c.	Primary Place of Business 4/:

d.	Tax I.D. Number:

4/         Please provide the address of your principal place of business (or, if there is more than one place of business, the chief executive office). With respect to each natural person trustee of a signatory that is a trust, please provide the address of your primary residence and place of business (or, if there is more than one place of business, the chief executive office). With respect to each signatory that is a trust with an entity trustee, please provide the information requested of an entity.

Signature Page

By signing below, you are representing to the Company that (a) the information you have provided in this Accredited Investor Questionnaire is complete and accurate on the date set forth below and that the Company may rely upon such information, and (b) you will notify the Company immediately of any material change in any of such information that occurs prior to the issuance to you of the Securities.

Full Legal Name of the Investor: ____________________________________________

Signature of Proposed Investor	Signature of Proposed Co-Investor
or person signing on its behalf	or person signing on its behalf
(required if any Securities will be jointly held)

Dated _______________, _______	Dated _______________, _______

Print name and title of the signatory (if any)	Print name and title of the signatory (if any)